ASSUMPTION AGREEMENT

      This Assumption Agreement (the "Agreement") is entered into and dated effective as of January 20, 2005 (the "Effective Date") by and among Marine Jet Technology Corp., a Nevada corporation (the "Company"), Intellijet Marine, Inc., a Nevada corporation ("Intellijet"), and Jeff P. Jordan, an adult resident of the State of Washington ("Jordan").

                                    RECITALS

      A. Intellijet is a wholly owned subsidiary of the Company without any business assets or activities, and Company owns all of the capital stock of Intellijet.

      B. Company owns certain technology relating to marine jet propulsion systems including, without limitation, certain patents, trademarks, know-how, and intellectual property right relating to marine jet propulsion systems ("Technology").

      C. Company desires to discontinue its existing business operations relating to the Technology and transfer such Technology and certain other assets to Intellijet in accordance with the terms hereof.

      D. Company desires to transfer and assign to Intellijet, as a further contribution to capital, all of its assets of every kind and description (including the Technology and all goodwill associated therewith, but specifically excluding the capital stock of Intellijet and cash in the amount of approximately $2,500) including, without limitation, the assets specifically set forth on the Schedule attached hereto ("Assets").

      E. In connection with the transfer of said Assets to Intellijet, Intellijet has agreed to assume, and indemnify Company against, all of Company's obligations and liabilities of every kind and description.

      F. Company and Jordan desire to settle any and all obligations and claims with respect to any debt and/or obligations of the Company owed to Jordan including, without limitation, any obligations of the Company incurred in connection with Jordan's capacity as an employee, officer and director of the Company ("Jordan Obligations").

      G. Company has no assets available to pay any liabilities or obligations of the Company.

      H. Following the completion of the transactions contemplated hereunder, Company desires to distribute all of the capital stock of Intellijet to its stockholders on a pro rata basis ("Distribution").

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

      1. Transfer and Assignment of Assets. Except for the capital stock of Intellijet held by Company and approximately $2,500 in cash, Company hereby sells, assigns, conveys, transfers and delivers to Intellijet, as a further contribution of capital, on an "AS IS, WHERE IS" basis, without any warranties or representations of any kind or nature, all of the Company's right, title, and interest in and to the Assets.

      2. Assumption of Liabilities. Intellijet hereby assumes, and agrees to pay, observe and perform all of the duties, obligations, terms, provisions and covenants of, all of Company's burdens, debts, obligations and liabilities of every nature and kind, whether liquidated or contingent, choate or inchoate, known or unknown, including but not limited to Company's accounts payable, vendor claims, notes payable, obligations under any contracts, agreement, instruments, licenses and leases, accrued salaries and benefits, taxes of any kind or nature, filings made with any regulatory agencies, fines and penalties, accrued expenses, employment matters and benefits, employment contracts, debt, subordinated debt, claims made by any past or current holders of the Company's securities, warranties and other customer claims, actions and proceedings, pending or threatened, and liabilities, obligations or claims, whether or not presently asserted, arising out of, relating to or connection with the Company's Assets or any business heretofore conducted by the Company or any of its affiliates and subsidiaries at any time prior to the closing of that certain Securities Purchase Agreement ("Purchase Agreement") between Jordan and Keating Reverse Merger Fund, LLC ("KRM Fund") dated January 11, 2005 ("Closing") (the "Assumed Liabilities"). The Assumed Liabilities shall include, but not be limited to: (i) all of the Company's liabilities and obligations under any license agreements including all obligations for the payment of past, current or future royalties payable thereunder; (ii) any claims by past or present stockholders, debt holders, warrant holders, or option holders of the Company on account of actions or events occurring prior to the Closing, including the Distribution, (iii) each of the liabilities set forth on the Schedule attached hereto, each of which shall be paid in full at or prior to Closing, and (iv) any and all obligations of the Company with respect to the 2004 stock option plan of the Company, the registration statement filed with the SEC with respect thereto, and any and all shares issued under such plan or registration statement ("Option Plan").

      3. Additional Agreements by Intellijet. Intellijet agrees to pay: (i) any and all taxes of any kind incurred by the Company with respect to this Agreement or the Distribution and to distribute any and all tax forms or reports to the recipients of the Distribution, and (ii) any and all costs incurred by the Company, Intellijet or Jordan in connection with this Agreement, the Distribution or the transactions contemplated under the Purchase Agreement.

      4. Waiver and Release. Jordan, for himself and on behalf of all his spouse and family members and all affiliated persons and entities, hereby waives, and forever releases and discharges the Company from, any and all liabilities or obligations with respect to the Jordan Obligations including, without limitation, any interest, charges, penalties or other charges arising under or related to the Jordan Obligations. Intellijet hereby waives, and forever releases and discharges the Company from, any and all debts, claims, liabilities or obligations of any kind owed by the Company to Intellijet

      5. Indemnification. Intellijet and Jordan hereby jointly and severally agree to indemnify and hold harmless the Company and its directors, officers, managers, members, shareholders, agents and employees (each, an "Indemnified Person") from and against any losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) ("Damages") incurred by any Indemnified Person arising out of or with respect to the Assumed Liabilities or the breach by Intellijet or Jordan of any representation, warranty or agreement hereunder ("Indemnity Claim"), and Intellijet and Jordan will reimburse any Indemnified Person for all expenses (including reasonable counsel and expert fees) as they are incurred by any such Indemnified Persons in connection with any Indemnity Claim, including any costs and expenses for investigating, preparing or defending any action or proceeding, whether pending or threatened, and whether or not such Indemnified Person is a party hereto.

      The parties hereto hereby acknowledge and agree that the Indemnity Escrow, as defined and established under the Purchase Agreement shall be available to satisfy any indemnification claims that Company may assert against Intellijet or Jordan pursuant to this Agreement.

      If at any time Company determines to assert a right to indemnification under this Section 5, Company shall give to Intellijet or Jordan written notice describing the matter for which indemnification is sought in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter. The failure of Company to give notice of any matter to Intellijet or Jordan shall not relieve Intellijet or Jordan of any liability that Intellijet or Jordan may have to Company. Within 10 days after receipt of the notice referred to above, Intellijet or Jordan shall (i) acknowledge in writing its responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to Company to resolve any such matter that involves anyone not a party hereto, or (ii) give written notice to Company of its intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter. If such dispute is not resolved within 10 days, such dispute shall be submitted to arbitration as provided under Section 10(h) hereof.

      Intellijet or Jordan shall have the authority and right to satisfy such Indemnity Claims, without notice or cost to Company, and Company shall reasonably cooperate with Intellijet or Jordan as necessary to dispute and defend against any indemnification claim as determined by Intellijet or Jordan, at Intellijet's and/or Jordan's expense, and Company shall supply any necessary confirmation or available documentation as related to the defense of any indemnification claim involving a third party. In the event Intellijet or Jordan fail to pay an indemnification claim for which Intellijet or Jordan accept responsibility or for which Intellijet or Jordan is determined to be responsible, the Indemnity Escrow shall be used to pay such claim, and the Escrow Agent (as defined in the Purchase Agreement) shall disburse such monies from the Indemnity Escrow to satisfy said claims in accordance with this Section 5 and the Escrow Agreement (as defined in the Purchase Agreement).

      6. Release of all Claims. Intellijet and Jordan, for themselves and each of their respective successors and assigns, hereby forever release the Company and its successors and assigns, and their respective past and present officers and directors, employees, shareholders, members, consultants, attorneys, accountants, other professionals, insurers, agents and all other related entities, including, but not limited to, assigns, predecessors, successors, controlling corporations, subsidiaries or other affiliates (jointly, the "Related Parties") from any and all claims, demands, and causes of action of every kind and nature, including, without limitation, those relating to or arising out of the Jordan Obligations, and any federal, state or local laws, and common law; provided, however, that nothing contained herein shall be construed to limit in any way the rights of either party, and their successors and assigns, to enforce the terms of this Agreement. Intellijet and Jordan irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against the Company and its Related Parties based upon any released claim.

      7. Representations and Warranties of Company. Company represents and warrants to Intellijet and Jordan that: (i) on the date of this Agreement, Company has all necessary authority to execute this Agreement; (ii) there is no claim, action, suit or other proceeding pending, threatened or known, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (iii) no approval or consent of any governmental authority or third party is required for Company to enter into or perform this Agreement;
(iv) this Agreement is enforceable in accordance with its terms, subject to the laws of insolvency and general principles of equity; and (v) this Agreement has been duly authorized and adopted by the Company.

      8. Representations and Warranties of Intellijet and Jordan. Intellijet and Jordan represent to Company that: (i) on the date of this Agreement, Intellijet and Jordan have all necessary authority to execute this Agreement; (ii) there is no claim, action, suit or other proceeding pending, threatened or known against Intellijet and Jordan, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (iii) no approval or consent of any governmental authority or third party is required for Intellijet and Jordan to enter into or perform this Agreement; (iv) this Agreement is enforceable against Intellijet and Jordan in accordance with its terms, subject to the laws of insolvency and general principles of equity; and (v) this Agreement has been duly authorized and adopted by Intellijet.

      9. Delivery and Cooperation. If either party requires any further documentation, the other party will promptly respond to any reasonable requests for additional documentation.

      10. Miscellaneous.

            (a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

            (b) Survival of Covenants and Representations. All agreements, covenants, representations and warranties made by the parties herein shall survive the delivery of this Agreement.

            (c) Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or enforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared as the intention of the parties hereto that the parties would have executed the remaining portion of this Agreement without including therein any such part or portion that may, for any reason, be hereafter declared invalid or unenforceable.

            (d) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to choice of law principles.

            (e) Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

            (f) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto concerning the subject matter contained herein, and supersedes all prior agreements or understanding of the parties. No provision of this Agreement may be waived or amended except in a writing signed by both parties. A waiver or amendment of any term or provision of this Agreement shall not be construed as a waiver or amendment of any other term or provision.

            (g) Counterparts. This Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

            (h) Arbitration. All disputes, controversies or claims ("Disputes") arising out of or relating to this Agreement shall in the first instance be the subject of a meeting between a representative of each party who has decision-making authority with respect to the matter in question. Should the meeting either not take place or not result in a resolution of the Dispute within twenty (20) business days following notice of the Dispute to the other party, then the Dispute shall be resolved in a binding arbitration proceeding to be held in Denver, Colorado in accordance with the international rules of the American Arbitration Association. The arbitrators may award attorneys' fees and other related arbitration expenses, as well as pre- and post-judgment interest on any award of damages, to the prevailing party or parties, in their sole discretion. The parties agree that a panel of three arbitrators shall be required, all of whom shall be fluent in the English language, and that the arbitration proceeding shall be conducted entirely in the English language. Any award of the arbitrators shall be deemed confidential information for a minimum period of five years.

               [Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                       MARINE JET TECHNOLOGY CORP.


                                       By:
                                          --------------------------------------
                                          Jeff P. Jordan, President





                                        Jeff P. Jordan, Individually
                                        ----------------------------------------

                                        INTELLIJET MARINE, INC.



                                        By:
                                           -------------------------------------
                                           Jeff P. Jordan, President

                                    SCHEDULE
Assets:

      Office Equipment (Panasonic Video Camera)
      Machinery and Equipment (Boat and patterns)
      Patents and related development costs
      Proprietary Rights
      All rights under the Patent License Agreement among the Company, Jeff P.
        Jordan and Robert J. Tomlinson dated May 19, 2000 ("License") Marinejettech.com web site and Intellijet trade name
      Marine jet propulsion systems technology, including, without limitation, trademarks, know-how, intellectual property rights and goodwill

Liabilities:

Accounts Payable (approximate)
          Chavez and Koch (auditor)           1,200
          De Joya & Company                   1,500
          Conrad Lysiak (attorney)            2,500
          Thomas Cook (attorney)              1,000
          Miscellaneous Intellijet expenses
             (including stock certificates,
             transfer agent set-up, etc.)     2,750


           Notes Payable to:
                     Lettau    Consulting, Inc. dated June 29, 2004,
                        due December 31, 2004                             10,000
                     Lettau Consulting, Inc. dated August 3, 2004,
                        due  January 30, 2005       20,000
                     Jeff P. Jordan dated August 12, 2003,
                        due December 12, 2003                              5,000
                     Jeff P. Jordan dated April 19, 2004,
                        due July 19, 2004                                  2,000
                     Jeff P. Jordan dated June 7, 2004,
                        due September 9, 2004                              4,000
                     Jeff P. Jordan dated December 4, 2004,
                        due April 4, 2005                                  1,000


                     Estimated Interest (on above notes)                   1,000


      All transaction costs arising out of or related to this Agreement, the Purchase Agreement and the Distribution (including all fees and expenses for accounting, legal, transfer agent, filing fees, consulting, finders, commissions, taxes, transfer fees, and other charges of any kind or nature whatsoever).

      All liabilities arising out of or related to the Company's failure to file its 2003 tax returns in a timely manner, including interest and penalties.

      All liabilities and obligations of the Company arising out of or related to the License.